Exhibit 10.1

                            Comverse Technology, Inc.
                                909 Third Avenue
                               New York, NY 10022

                                                                  April 28, 2006

Mr. Kobi Alexander
c/o Comverse Technology, Inc.
909 Third Avenue
New York, NY 10022

Dear Mr. Alexander,

           Comverse Technology, Inc. (the "Company") and you (the "Employee") hereby agree to the terms and conditions set forth in Exhibit A hereto. This letter agreement (together with Exhibit A hereto, the "Agreement") represents the entire agreement of the parties with respect to the subject matter hereof. This Agreement shall be binding upon the parties and their respective successors and permitted assigns. This Agreement may be amended or modified only by a written instrument signed by all the parties hereto and may not be assigned by any party without the express written consent of the other party and any purported assignment without such consent shall be void ab initio. The judgment by any court of law that any provision of this Agreement is unenforceable shall not affect the validity of the remaining provisions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

           If the foregoing is consistent with your understanding and is acceptable to you, please execute one copy of this Agreement and return it to us whereupon this Agreement shall become a binding agreement between us.

                                           Very truly yours,

                                           COMVERSE TECHNOLOGY, INC.

                                           /s/ Paul L. Robinson
                                           -------------------------------------
                                           Paul L. Robinson
                                           General Counsel and V.P.-Legal

Agreed, acknowledged and accepted
as of the 28th day of April, 2006.

/s/ Kobi Alexander
----------------------------------
Kobi Alexander

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                                                                       EXHIBIT A
                                                                       ---------

                          TERMS OF EMPLOYMENT AGREEMENT

                                     BETWEEN

                            COMVERSE TECHNOLOGY, INC.

                                       AND

                                 KOBI ALEXANDER

1. Annual Compensation           For services hereunder, the Company shall pay
                                 the Employee $25,000 per annum, payable in accordance with applicable payroll practices of the Company.

2. Benefits                      During the Employment Term (as defined below),
                                 the Company will continue to provide the Employee with (i) a Company car for his personal use and supplemental medical benefits, on the same terms as currently applicable to the Employee, and (ii) the right to participate in the insurance, 401(k) and other benefit plans or arrangements of the Company under the same terms and conditions applicable to employees generally; provided, however, that during the Employment Term the Employee shall not be entitled to receive any stock options, restricted stock, stock appreciation rights or any equity or other incentive compensation under any plan or other arrangement of the Company.

3. Equity Compensation           (a) During the Employment Term, no previously
                                 granted stock options, restricted stock, stock appreciation rights, or other equity compensation shall vest in whole or in part for any reason. The Employment Term shall never count toward vesting of any stock options, restricted stock, stock appreciation rights or other equity compensation.

                                 (b) During the Employment Term, the Employee shall not exercise or transfer any outstanding Company stock options.

                                 (c) The Employee's outstanding Company stock options shall terminate upon the later to occur of (i) the expiration of the first 30-consecutive calendar day period during which the Employee is permitted by the Company to

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                                 exercise such options on every day during such
                                 period and (ii) December 31, 2006; provided, however, that (x) in each case, such extension of the exercise period may not extend beyond 10 years from the original date of grant of the Employee's stock options and (y) the foregoing shall be subject to and not in derogration of any claims or defenses of the parties arising out of or relating to such stock options.


4. Resignation                   The Employee hereby resigns from his positions
                                 as an officer and director of the Company. In addition, the Employee agrees to resign as a director of Verint Systems, Inc., Ulticom,
                                 Inc., and any or all other subsidiaries or affiliates of the Company if, as and when requested by the Company (unless, prior to the date of such request, the Employee has already resigned from such position, as applicable).

5. Term and Termination          The term of this Agreement shall be six months;
                                 provided, however, that either party may terminate this Agreement by providing the other party with no less than 10 days' prior written notice. (The period of time commencing with the date hereof and ending upon the date of termination of this Agreement is referred to as the "Employment Term.")

6. Title                         Senior Advisor.

7. Responsibilities              (a) The Employee shall make himself reasonably
                                 available to, cooperate with, and provide information reasonably requested by, the
                                 Special Committee of the Board of Directors of the Company and its designees.

                                 (b) The Employee shall have no authority to speak or otherwise communicate in the name and on behalf of the Company to the press or any other third party (including employees of the Company or any of its subsidiaries or affiliates).

8. Non-Competition               (a) For and in consideration of the
                                 compensation to be paid by the Company pursuant to the terms hereof, and in recognition of the fact that the Employee has and will perform valuable services to the Company, the Employee covenants and agrees that he will not, at any time during the Employment Term, and for a

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                                 period of eighteen (18) months thereafter
                                 (which will be extended by the duration of any period of time which a court of competent jurisdiction determines, whether on a preliminary or final basis, that a breach of this Section 8 has actually or likely occurred), directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity engage or participate in any business or in any activity related to the development, sale, production, manufacturing, marketing or distribution of products or services which are in competition with products or services which the Company or any of its subsidiaries produces, sells, manufactures, markets, distributes or has interest in, in any state or foreign country in which the Company or any of its subsidiaries then conducts business or reasonably has plans to conduct business. The Employee agrees to place all subsequent employers on notice of the terms and conditions stated in this Section 8. The Employee further agrees that during the Employment Term and for a period of twenty-four
                                 (24) months thereafter (which will be extended by the duration of any period of time which a court of competent jurisdiction determines, whether on a preliminary or final basis, that a breach of this Section 8 has actually or likely occurred), the Employee shall not, directly or indirectly, induce, attempt to induce, or aid others in inducing, any then-current employee of the Company or anyone who was employed or otherwise engaged by the Company at any time during the twelve (12) months preceding such inducement to accept employment or affiliation with another person or entity engaging in such business or activity of which the Employee is an employee, owner, partner or consultant. The Employee shall not for a period of twenty-four
                                 (24) months after the termination of the Employment Term (which will be extended by the duration of any period of time which a court of competent jurisdiction determines, whether on a preliminary or final basis, that a breach has actually or likely occurred) solicit any Customer to do business with any person or entity (other than the Company) that is competing with the Company's products or to reduce or end its relationship with the

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                                 Company. For purposes of this paragraph,
                                 "Customer" shall mean any person or entity that provided consideration to the Company in exchange for products or services, and any person or entity to which the Company has met with regarding a business relationship, in the twelve (12) month period immediately preceding the termination of the Employment Term.

                                 (b) The Company and the Employee agree that the duration and geographic scope of the restrictions set forth in this Section 8 are reasonable. In the event that any court of competent jurisdiction determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Company and the Employee hereto agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Company and the Employee intend that this provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

                                 (c) Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Employee from being an investor in securities of a competitor listed on a national securities exchange or actively traded over-the-counter so long as such investments are in amounts not significant as compared to his total investments and not more than one percent (1%) of the outstanding securities of the issuer of the same class or issue of the specific securities involved.

                                 (d) The Employee acknowledges that his services to the Company are of a unique character, which gives them a special value to the Company. In the event of a breach or threatened breach by the Employee of any of the provisions of
                                 Section 8 of this Agreement, in addition to any other remedy which the Company may have at law or in equity, including the right to withhold any payment of compensation under this Agreement, the Company shall be entitled to temporary and/or permanent injunctions, without posting bond, in order to prevent or restrain any such breach by the Employee or by the Employee's partners, agents, representatives, servants, employers and employees. Said remedies shall be in addition to, and not in limitation of, any other rights or remedies to which the Company is or may be entitled at law, in equity, or under this Agreement.

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9. Effect of Agreement;
   Survival Until the end of the Employment Term, the provisions of this Agreement shall govern and supersede any prior agreement, understanding or arrangement between the Company and the Employee other than (i) the Indemnity Agreement, dated as of November 20, 2003, between the Company and the Employee and (ii) any such agreements relating to insurance policies. Subject to Section 10 below, Sections 3(a), 3(c) and 4 shall survive the termination of this Agreement.

10. Reservation of Rights        Neither of the parties shall be deemed to have
                                 waived any rights, defenses or remedies which they may have against the other, whether contractual, legal, equitable, or otherwise, and nothing in this Agreement shall be construed as limiting any such rights, defenses or remedies.

11. Notice                       All notices and other communications called for
                                 under this Agreement shall be in writing and will be deemed given (a) on the date of delivery if delivered personally, (b) one day after being sent by a well established commercial overnight service or (c) four days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed as follows: if to the Company, at the address set forth above in this Agreement, and if to the Employee, to the Employee's current address as set forth in the Company's personnel records.

12. Board Meeting                The Employee hereby waives notice of the
                                 meeting of the Board of Directors of the Company held on the date of this Agreement.